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Annual Statement of Compliance

GS Mortgage Securities Trust 2013-GC13

VIA EMAIL

To Addresses on Exhibit A:

Re:	GS Mortgage Securities Trust 2013-GC13, Commercial Mortgage Pass-Through Certificates, Series 2013-GC13 (the “Trust”), issued pursuant to the Pooling and Servicing Agreement, dated as of July 1, 2013 (the “Agreement”), by and among GS Mortgage Securities Corporation II, as depositor, U.S. Bank Trust Company, National Association, successor in interest to U.S. Bank National Association, as certificate administrator (collectively the “Certificate Administrator”) and trustee, Trimont Real Estate Advisors, Inc., as operating advisor, Wells Fargo Bank, National Association, as master servicer, and LNR Partners, LLC, as special servicer.

I, Kimberly O. Jacobs, a Senior Vice President of U.S. Bank Trust Company, National Association successor in interest to U.S. Bank National Association, as Certificate Administrator, hereby certify that:

(1)    A review of the activities of the Certificate Administrator during the preceding calendar year (the “Reporting Period”) and of the performance of the Certificate Administrator under the Agreement has been made under my supervision; and

(2)    To the best of my knowledge, based on such review, the Certificate Administrator has fulfilled all its obligations under the Agreement in all material respects throughout such Reporting Period.

Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

Page 1 of 3	GS Mortgage Securities Trust 2013-GC13 Annual Statement of Compliance

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Date: February 28, 2025

U.S. Bank Trust Company, National Association, as Certificate Administrator

By:	/s/ Kimberly O. Jacobs
Kimberly O. Jacobs
Senior Vice President

Exhibit A

GS Mortgage Securities Corporation II
200 West Street

New York, New York 10282-2198

Page 2 of 3	GS Mortgage Securities Trust 2013-GC13 Annual Statement of Compliance

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Attention: Scott Epperson
Scott.Epperson@gs.com

Wells Fargo Bank, National Association
9062 Old Annapolis Road

Columbia, Maryland 21045
Attention: CMBS – GS 2013-GC13
cts.sec.notifications@wellsfargo.com

Page 3 of 3	GS Mortgage Securities Trust 2013-GC13 Annual Statement of Compliance